UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒   Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to 240.14a-12

QUOVADX, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

INVESTOR CONTACT:	MEDIA CONTACT:
Rebecca Winning	Andrea Lashnits
Quovadx, Inc.	Quovadx, Inc.
720-554-1346	720-554-1246
rebecca.winning@quovadx.com	andrea.lashnits@quovadx.com

ISS AND GLASS LEWIS RECOMMEND QUOVADX STOCKHOLDERS VOTE “FOR”

PROPOSED $3.20 PER SHARE CASH MERGER WITH QUARTZITE HOLDINGS

GREENWOOD VILLAGE, CO., July 9, 2007 — Quovadx, Inc. (NASDAQ: QVDX), a global software and vertical solutions company, today announced that Institutional Shareholder Services (ISS) and Glass, Lewis & Co. (Glass Lewis), two leading independent proxy advisory firms, recommend that Quovadx stockholders vote “FOR” the proposed merger of Quovadx, Inc. and a subsidiary of Quartzite Holdings, Inc. (a wholly owned subsidiary of Battery Ventures VII, L.P.) Under terms of the agreement, Quovadx stockholders will be entitled to receive $3.20 per share in cash for each share of Quovadx stock owned. The stockholder vote on the transaction will take place at a special meeting of Quovadx stockholders to be held Wednesday, July 18, 2007 at 9:00 A.M., local time, at Harlequin Plaza, North Building First Floor Conference Room, 7600 East Orchard Road, Greenwood Village, Colorado 80111. ISS and Glass Lewis provide voting advice to hundreds of institutional investors, mutual and pension funds and other fiduciaries.

In recommending that Quovadx stockholders vote “FOR” the proposed merger, ISS stated*: “The one-day announcement premium and the 60-day announcement premium are 25.5 percent and 20.1 percent, respectively. Based on our review of the terms of the transaction and the factors described [in our report], in particular the merger premium, we believe that the merger agreement warrants shareholder support.”

Glass Lewis concluded that: “Overall, we believe the proposed transaction to be fair to shareholders. Given the thoroughness of the sales process, absence of significant conflicts of interest, and unanimous support of the board, we believe the transaction is in the interest of shareholders. Furthermore, we note that the proposed consideration approaches a three year high value for shareholders. Accordingly, we recommend that shareholders vote FOR the proposal.”

*	Permission to use quotes neither sought nor received.

“We are pleased that both ISS and Glass Lewis agree with the Quovadx board of directors’ recommendation that stockholders vote in favor of these proposals,” said Harvey A. Wagner, Quovadx chief executive officer. “We believe that the $3.20 per share cash merger, which was carefully considered and unanimously approved by the board of directors, provides an attractive transaction for our stockholders.”

Both ISS and Glass Lewis recommend that Quovadx stockholders vote to approve three separate proposals, including:

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A vote FOR the proposed agreement and plan of merger by and among Quovadx, Inc.; Quartzite Holdings, Inc., a wholly owned subsidiary of Battery Ventures VII, L.P.; and Quartzite Acquisition Sub, Inc., a wholly owned subsidiary of Quartzite Holdings;

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A vote FOR a pre-closing restructuring of Quovadx, under which Quovadx will effect the sale of certain assets used in the operation of its Integration Solutions division to ISD Acquisition Corp, a wholly owned subsidiary of Battery Ventures, immediately prior to the closing of the merger; and

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A vote FOR a proposal to approve any adjournments or postponements of the special meeting of Quovadx stockholders, if necessary or appropriate, to permit further solicitation of proxies if there are insufficient votes today to approve and adopt the merger agreement.

Additional Information about the Merger and Where to Find It

This communication is being made in respect of the proposed merger transaction involving Quovadx, Inc. and Battery Ventures. In connection with the transaction, Quovadx, Inc. has filed a definitive proxy statement with the SEC. Quovadx stockholders are urged to read the proxy statement carefully and in its entirety because it contains important information about the proposed transaction. The definitive proxy statement was mailed to Quovadx stockholders on or about June 18, 2007. In addition, the proxy statement and other documents are available free of charge from the SEC Internet Web site, http://www.sec.gov. The proxy statement and other pertinent documents also may be obtained for free at Quovadx’s Web site, www.investors.quovadx.com or by contacting Rebecca Winning via email at rebecca.winning@quovadx.com, or by phone at 720-554-1346. Stockholders who have questions or require assistance in voting their shares should contact the Altman Group at (800) 398 – 1129.

Participants in the Solicitation

Quovadx and its directors, executive officers and other members of its management and employees may be deemed participants in the solicitation of proxies from its stockholders in connection with the proposed merger and the upcoming special meeting of stockholders.

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Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of proxies from Quovadx stockholders is set forth in Quovadx’s proxy statement filed on June 18, 2007 and in its proxy statements and Annual Reports on Form 10-K and Form 10-K/A previously filed with the SEC.

About Quovadx, Inc.

Quovadx (Nasdaq: QVDX) offers software and services for software system development, extension, and integration to enterprise customers worldwide. Quovadx has two divisions, including the Integration Solutions division (ISD), which offers private and public healthcare and healthcare IT organizations software infrastructure to facilitate system interoperability and leverage existing technology, and, the Rogue Wave Software division, which provides reusable software components and services for enterprise-class application development and high-performance SOA. For more information, please visit www.quovadx.com.

QUOVADX, and QUOVADX logo are registered trademarks or service marks of Quovadx, Inc., in the U.S. and/or select foreign countries. The absence of a trademark from this list does not constitute a waiver of Quovadx Inc.’s intellectual property rights concerning that trademark. All other company and product names mentioned may be trademarks of the companies with which they are associated

Cautionary Statement

Certain forward-looking statements are included in this release, including statements relating to a proposed transaction between Quovadx Inc. and Battery Ventures. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect Quovadx management’s view regarding the proposed transaction and its approval, and speak only as of the date of this release. Investors are cautioned that all forward-looking statements in this release involve risks and uncertainties that could cause actual results to differ materially from those referred to in the forward-looking statements. Such risks and uncertainties include, among other things: i) that Quovadx stockholders will not support or approve the transaction in a timely manner, if at all; ii) that the closing of the transaction with Battery Ventures could be materially delayed or more costly and difficult than expected; and/or iii) that the transaction will not be consummated. A full discussion of known risks and uncertainties is included in the Company’s Annual Report on Form 10-K, Form 10-K/A and Quarterly Reports on Form 10-Q as filed with the SEC, copies of which are available without charge from the Company. These filings are also available electronically through a link from the Quovadx Investor Relations Web page or from the SEC Web site at www.sec.gov under “Quovadx, Inc.” If any of the events described in those filings were to occur, either alone or in combination, it is likely that the Company’s ability to reach the results described in the forward-looking statements could be impaired and the Company’s stock price could be adversely affected. Quovadx does not undertake any obligation to update or correct any forward-looking statements included in this release to reflect events or circumstances occurring after the date of this release.

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